Exhibit 10.1

CHAMBERS STREET PROPERTIES

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this __ day of _____, 2013 by and between Chambers Street Properties, a Maryland real estate investment trust (the “Trust”), and _______ (the “Indemnitee”).

WHEREAS, it is essential that the Trust be able to retain and attract as trustees and officers the most capable persons available;

WHEREAS, at the request of the Trust, Indemnitee currently serves as a trustee or officer of the Trust and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service as a trustee or officer of the Trust;

WHEREAS, the Trust’s declaration of trust (the “Declaration of Trust”) permits it to enter into indemnification arrangements and agreements;

WHEREAS, the Trust desires to provide Indemnitee with specific contractual assurances of Indemnitee’s rights to indemnification and advance of expenses and costs incurred by Indemnitee in connection with any claims, suits or proceedings, to the maximum extent permitted by law (regardless, among other things, of any amendment to or revocation of the Declaration of Trust or the Bylaws of the Trust (the “Bylaws”) or any change in the ownership of the Trust or the composition of its Board of Trustees) and, to the extent insurance is available, the coverage of Indemnitee under the Trust’s trustees and officers liability insurance policies;

WHEREAS, the Trust and Indemnitee are party to an Indemnification Agreement (the “Original Agreement”) and hereby wish to supersede the Original Agreement; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing to serve as a trustee or officer of the Trust.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Trust and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Change in Control” shall mean a change in control of the Trust occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Trust is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 15% or more of the combined voting power of all of the Trust’s then-outstanding securities entitled to vote generally in the election of trustees without the prior approval of at least two-thirds of the members of the Board of Trustees in office immediately prior to such person’s attaining such percentage interest; (ii) there occurs a proxy/contest, or the Trust is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Trustees then in office, as a consequence of which members of the Board of Trustees in office immediately prior to such transaction or event constitute less than a majority of the Board of Trustees thereafter; or (iii) at any time, a majority of the members of the Board of Trustees are not individuals (A) who were trustees as of the Effective Date or (B) whose election by the Board of Trustees or nomination for election by the Trust’s shareholders was approved by the affirmative vote of at least two-thirds of the trustees then in office who were trustees as of the Effective Date or whose election or nomination for election was previously so approved.

(b) “Disinterested Trustee” shall mean a trustee of the Trust who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.

(c) “Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

(d) “Entity” shall mean any foreign or domestic corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of the Trust or any of its subsidiaries.

(e) “Expenses” shall mean any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(f) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 4 below.

(g) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Trust or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for Indemnifiable Amounts hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(i) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Trust or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Trust and Indemnitee or if it would have been covered by the Original Agreement. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

(j) “Trust Status” describes the status of a person as a present or former trustee, officer, employee or agent of the Trust or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other Entity that such person is or was serving in such capacity at the request of the Trust. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Trust, service by Indemnitee shall be deemed to be at the request of the Trust: (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Entity (A) of which a majority of the voting power or equity interest is owned directly or indirectly by the Trust, or (B) the management of which is controlled directly or indirectly by the Trust; or (ii) if, as a result of Indemnitee’s service to the Trust or any of its affiliated Entities, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

2. Services of Indemnitee. In consideration of the Trust’s covenants and commitments hereunder, Indemnitee agrees to serve as a trustee or officer of the Trust. However, this Agreement shall not impose any obligation on Indemnitee or the Trust to continue Indemnitee’s service to the Trust beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. This Agreement shall not be deemed an employment contract between the Trust (or any other entity) and Indemnitee.

3. Agreement to Indemnify. The Trust shall indemnify Indemnitee, and advance Indemnifiable Expenses to, Indemnitee (a) as specifically provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 3 shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

4. Standard for Indemnification. If, by reason of his Trust Status, he is, or is threatened to be, made a party to any Proceeding, the Trust shall indemnify Indemnitee against all Expenses and Liabilities incurred by him or on his behalf in connection with any such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”) unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) Indemnitee actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.

5. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), and except to the extent otherwise permitted by Maryland law, Indemnitee shall not be entitled to:

(a) indemnification hereunder if the Proceeding was by or in the right of the Trust and Indemnitee is adjudged to be liable to the Trust;

(b) indemnification hereunder if Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s Trust Status; or

(c) indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Declaration of Trust or Bylaws, a resolution of the shareholders entitled to vote generally in the election of trustees or of the Board of Trustees or an agreement approved by the Board of Trustees to which the Trust is a party, expressly provides otherwise.

6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Trust in the following circumstances:

(a) if such court determines that Indemnitee is entitled to Indemnifiable Amounts under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such Indemnifiable Amounts; or

(b) if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-148(c) of the MGCL, the court may order such indemnification as the court shall deem proper, without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision to the extent that Indemnitee was or is, by reason of Indemnitee’s Trust Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, the Trust shall indemnify Indemnitee for all Indemnifiable Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Without limiting any other rights of Indemnitee in this Agreement, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Trust shall indemnify Indemnitee for all Indemnifiable Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

8. Advance of Expenses for Indemnitee. If, by reason of Indemnitee’s Trust Status, Indemnitee is, or is threatened to be, made a party to (or otherwise becomes a participant in) any Proceeding, the Trust shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all Indemnifiable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding. Such advance or advances shall be made within 10 days after the receipt by the Trust of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and may be in the form of, in the reasonable discretion of Indemnitee (but without duplication): (a) payment of such Expenses directly to third parties on behalf of Indemnitee; (b) advance of funds to Indemnitee in an amount sufficient to pay such Expenses; or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Indemnifiable Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

9. Indemnification and Advance of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of Indemnitee’s Trust Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Trust or any other person, and to which Indemnitee is not a party, Indemnitee shall be advanced all Indemnifiable Expenses and indemnified against all Indemnifiable Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within 10 days after the receipt by the Trust of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Indemnifiable Expenses incurred by Indemnitee. In connection with any such advance of Expenses, the Trust may require Indemnitee to provide an undertaking and affirmation substantially in the form attached hereto as Exhibit A.

10. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Trust a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Trust receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board of Trustees in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control has not occurred, (A) by a majority vote of the Disinterested Trustees or by a majority vote of a group of Disinterested Trustees designated by the Disinterested Trustees to make the determination, (B) if Independent Counsel has been selected by the Board of Trustees in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee, or (C) if so directed by the Board of Trustees, by the shareholders of the Trust other than trustees or officers who are parties to the Proceeding. If it is so determined that Indemnitee is entitled to indemnification, the Trust shall make payment of Indemnifiable Amounts to Indemnitee within 10 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Trustees or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Trust (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Trust shall indemnify and hold Indemnitee harmless therefrom.

(c) The Trust shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

11. Presumptions and Effect of Certain Proceedings.

(a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Trust shall have the burden of overcoming that presumption in connection with the making of any determination contrary to that presumption.

(b) Neither the settlement nor termination of any Proceeding or of any claim, issue or matter therein nor the failure of the Trust to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding or of any claim, issue or matter therein by judgment, order or settlement shall not create a presumption that the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the Indemnitee actually received an improper personal benefit in money, property or services or with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful. The termination of any Proceeding or of any claim, issue or matter therein by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct. In addition, the termination of or resignation by Indemnitee shall not create an adverse presumption that Indemnitee is not entitled to indemnification hereunder.

(c) The knowledge and/or actions, or failure to act, of any other trustee, officer, employee or agent of the Trust or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other Entity shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

12. Remedies of Indemnitee.

(a) Right to Petition Court. If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advance of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Trust of the request for indemnification; (iv) payment of Indemnifiable Amounts is not made pursuant to Sections 7 or 9 of this Agreement within 10 days after receipt by the Trust of a written request therefor; or (v) payment of Indemnifiable Amounts pursuant to any other section of this Agreement or the Declaration of Trust or Bylaws is not made within 10 days after a determination has been made that Indemnitee is entitled to Indemnifiable Amounts, Indemnitee shall be entitled to an adjudication of Indemnitee’s entitlement to Indemnifiable Amounts or advance of Indemnifiable Expenses in an appropriate court located in the State of Maryland or in any other court of competent jurisdiction or in an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Trust shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) Burden of Proof. In any judicial proceeding or arbitration commenced pursuant to this Section 12 or otherwise arising out of or relating to this Agreement, Indemnitee shall be presumed to be entitled to Indemnifiable Amounts or advance of Indemnifiable Expenses, as the case may be, under this Agreement and the Trust shall have the burden of proving that Indemnitee is not entitled to Indemnifiable Amounts or advance of Indemnifiable Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Trust for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination.

(c) Expenses. In the event that Indemnitee is successful in seeking, pursuant to this Section 12, a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust for, any and all Expenses actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any such judicial adjudication or arbitration, or in connection with any claim or counterclaim brought by the Trust in connection therewith. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the Indemnifiable Amounts or advance of Indemnifiable Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(d) Validity of Agreement. The Trust shall, to the fullest extent not prohibited by law, be precluded from asserting in any Proceeding, including, without limitation, any judicial proceeding or arbitration commenced pursuant to this Section 12, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Trust (including its Board of Trustees or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 12(a) above, and shall not create a presumption that such payment or advancement is not permissible.

(f) Interest. Interest shall be paid by the Trust to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Trust pays or is obligated to pay for the period (i) commencing with either the 10th day after the date on which the Trust was requested to advance Indemnifiable Expenses in accordance with Sections 8 or 9 of this Agreement or the 60th day after the date on which the Trust was requested to make the determination of entitlement to indemnification under Section 10(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Trust.

13. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify the Trust promptly in writing upon being served with or receiving any summons, citation, subpoena, complaint, indictment, notice, request or other document relating to any Proceeding which may result in the right to Indemnifiable Amounts or the advance of Indemnifiable Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to Indemnifiable Amounts or the advance of Indemnifiable Expenses under this Agreement unless the Trust’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually so prejudiced.

(b) Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Trust shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Trust shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Trust shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise of a claim against Indemnitee which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 of this Agreement.

(c) Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Trust Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Trust, or (iii) if the Trust fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which approval shall not be unreasonably withheld or delayed, at the expense of the Trust. In addition, if the Trust fails to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which approval shall not be unreasonably withheld or delayed, at the expense of the Trust (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.

14. Representations and Warranties of the Trust. The Trust hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Trust has all necessary trust power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Trust.

(b) Enforceability. This Agreement, when executed and delivered by the Trust in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles, and to the extent limited by applicable federal or state securities laws.

15. Insurance.

(a) The Trust will use commercially reasonable efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the members of the Board of Trustees with coverage for losses from wrongful acts, and to ensure the Trust’s performance of its indemnification obligations under this Agreement. In all policies of trustee and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Trust’s officers and trustees. Notwithstanding the foregoing, if the Trust, after employing commercially reasonable efforts as provided in this Section, determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, the Trust shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with coverage having features as similar as practicable to those described above. In the event that the Trust receives notice of cancellation, threatened or future cancellation or nonrenewal of any policy providing such trustees and officers liability insurance, it shall promptly give notice of such cancellation, threatened or future cancellation or nonrenewal to Indemnitee.

(b) Without in any way limiting any other obligation under this Agreement, the Trust shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 15(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Trust or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Trust and Indemnitee shall not in any way limit or affect the rights or obligations of the Trust under any such insurance policies. If, at the time the Trust receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), the Trust has trustee and officer liability insurance in effect, the Trust shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Indemnitee shall cooperate with the Trust or any insurance carrier of the Trust with respect to any Proceeding.

16. Coordination of Payments. The Trust shall not be liable under this Agreement to make any payment of Indemnifiable Amounts if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

17. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Trust is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Trust, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire Indemnifiable Amounts incurred by Indemnitee, whether Indemnifiable Expenses or Indemnifiable Liabilities, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Trust hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

18. Fees and Expenses. During the term of the Indemnitee’s service as a trustee or officer, the Trust shall promptly reimburse the Indemnitee for all expenses incurred by him in connection with his service as a trustee or officer or member of any board committee or otherwise in connection with the Trust’s business.

19. Reports to Shareholders. To the extent required by the MGCL, the Trust shall report in writing to its shareholders the payment of any Indemnifiable Amounts or advance of Indemnifiable Expenses to Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Trust with the notice of the meeting of shareholders of the Trust next following the date of the payment of any such Indemnifiable Amounts or advance of Indemnifiable Expenses or prior to such meeting.

20. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under (a) applicable law, (b) the Declaration of Trust or Bylaws, (c) any other agreement or (d) a resolution of (i) the shareholders entitled to vote generally in the election of trustees or (ii) the Board of Trustees, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitees’s serving as a trustee or officer of the Trust. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the Declaration of Trust or Bylaws, of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Trust Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

21. Duration of Agreement. This Agreement shall continue until and terminate on the later of: (a) the date that Indemnitee shall have ceased to have Trust Status and (b) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).

22. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Trust (including any transferee of all or a substantial portion of the business, shares and/or assets of the Trust and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Trust Status. The Trust shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Trust, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform if no such succession had taken place.

23. Subrogation. In the event of any payment of Indemnifable Amounts under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Trust (and at the Trust’s expense), all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.

24. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the Declaration of Trust or Bylaws and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.

25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid, void or otherwise unenforceable, in whole or in part: (a) the legality, validity and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision or clause held to be illegal, invalid, void or otherwise unenforceable that is not itself illegal, invalid, void or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions or clause or clauses shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision or clause held to be illegal, invalid, void or otherwise unenforceable, that is not itself illegal, invalid, void or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby.

26. Equitable Relief. The Trust and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such injunctive relief and/or specific performance, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Trust acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Trust hereby waives any such requirement of such a bond or undertaking.

27. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

28. Modifications and Waiver. Except as provided in Section 24 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Trust, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver, unless otherwise expressly stated, constitute a continuing waiver.

29. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or overnight courier service and receipted for by the party to whom said notice, request, demand or other communication shall have been directed, on the day of such delivery, (b) when transmitted by facsimile and receipt is acknowledged, on the day of such transmission, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i) If to Indemnitee, to:	[insert]
c/o Chambers Street Properties
47 Hulfish Street
Suite 210
Princeton, NJ 08542
Phone: (609) 683-4900
Facsimile: (609) 806-2666

(ii) If to the Trust, to:	Chambers Street Properties
47 Hulfish Street
Suite 210
Princeton, NJ 08542
Phone: (609) 683-4900
Facsimile: (609) 806-2666
Attn: Hugh S. O’Beirne

or to such other address as may have been furnished in the same manner by any party to the others.

30. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of Maryland without giving effect to the provisions thereof relating to conflicts of law.

31. Agreement Governs. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Declaration of Trust and Bylaws; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

32. Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may be by facsimile, or via e-mail as a portable document formation (.pdf) or other electronic format), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto and one such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

TRUST:

CHAMBERS STREET PROPERTIES

By:
Name:	[ ]
Title:	[ ]

INDEMNITEE:

By:
[ ]

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To:	The Board of Trustees of Chambers Street Properties

Re:	Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to the Indemnification Agreement, dated the      day of             , 20    , by and between Chambers Street Properties, a Maryland real estate investment trust (the “Trust”), and me as the undersigned Indemnitee (the “Agreement”), pursuant to which I am entitled to advance of Indemnifiable Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

I am subject to the Proceeding by reason of my Trust Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a trustee] [an officer] of the Trust, in any of the facts or events giving rise to the Proceeding, I (i) did not act with bad faith or active and deliberate dishonesty, (ii) did not receive any improper personal benefit in money, property or services and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Indemnifiable Expenses to me by the Trust (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is ultimately determined that (i) an act or omission by me was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) I actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been ultimately determined.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this      day of             , 20    .

Name:

Exh. A-1